ADVANTIS OFFICE ACCESS



1. Services.In consideration of payment of the monthly service fee (as defined below) and so long as Client is not in default of any of its obligations under this Agreement, Client will be entitled to the following services initialed below at the facility located at One Sansome Street, Suite 2000, San Francisco, CA 94104 (the "Facility"):

( ) Corporate Mailing Address.
(a) A private mailbox for package and mail receipt.
(b) Use of the Company's mailing address and facsimile number as follows:
Street: One Sansome Street, Suite 2000 City/State/Zip:  San Francisco,  CA 94104
Facsimile: (415) 951-4653

All communications to Client must be marked to the attention of client. The Company assumes no responsibility for communication not so identified.
(c) Receipt of mail and packages by Company's staff during the Company's normal business hours.
(d) One listing of Client's name in the building directory at the building in which the Facility is located, as follows
--------------------------------

( ) Telephone Answering.
(a) Telephone number (s) : _______________, answered by Company's staff during Company's normal business hours.
(b) Twenty four hour voice mail with remote retrieval of messages.

( ) Corporate Mailing Address and Telephone Answering.
Includes all services in Corporate Mail Address and Telephone Answering.

(X) Flextime.
(a) Includes all services in Corporate Mail Address and Telephone Answering.
(b) Use of Finished Private Office or Conference Room during the following hours 8:30 AM to 5:30 PM _.

Available with all of the above.
(a) Access to additional services offered by Company at Company's current rates for such services, which Company reserves the right to change from time to time without prior notice.
(b) Reception service at the Facility during Company's normal business hours.
(c) Kitchen facilities with coffee machine.

2. Use. Client will use the services described above for its business which is described as consulting and for no other use. Any change of such use by Client will be a material default hereunder and will result in immediate forfeiture of the Refundable Retainer. The Client will not make or permit to be made any use of the Facility that may violate applicable law or invalidate or increase the premium of any policy of insurance carried on the Facility or the building in which the Facility is located or covering its operations, or which will suffer or permit the Facility of the building to be used in any manner which will suffer or permit the Facility or the building to be used in any manner which, in the sole judgement of Company, will in any way impair the character, reputation or appearance of the Facility or the Building as a high quality office building, or which will impair or interfere with any of the services performed by the Company.

3. Term. Company agrees to offer the Services described in Paragraph 1 to Client for a period of twelve (12) months, commencing on the ______ day of _______, 199__ and ending on the ______ day of ______, _____ (the "Initial Term"). Upon the expiration of the Initial Term and each renewal thereof, this Agreement will be extended for the same period of time as the Initial Term and upon the same terms and conditions, except for the Monthly Service Fees, which will be increased by ten percent (10%) from those than in effect. Either party may terminate the agreement upon thirty (30) days notice to the other.

4. Monthly Service Fee. Client agrees to pay Company during the term of this Agreement a Monthly Service Fee of $ _299.00_ per month in advance of the first day of each month.

5. Refundable Retainer. Client will deposit with Company a Refundable Retainer equal to two time the Monthly Service Fee. Client acknowledges that the Refundable Retainer will not be maintained in an interest-bearing segregated account. In the event of any default by Client under this Agreement, Company may apply all or any part of the Refundable Retainer to cure such default or to reimburse Company for any sum which Company may spend by reason of the default. In the case of every such application, Client will, on demand, pay to the Company the sum so applied or retained, so the Refundable Retainer is restored to two times the Service Fee. The Refundable Retainer will be refundable to Client within sixty (60) days after the later of: (i) termination of the Agreement; (ii) payment of all outstanding charges payable by Client hereunder; and(iii) the satisfactory performance by Client of all its other obligations under this Agreement.

6. Additional Service Charges. Client will pay to Company charges for additional services rendered to Client upon the rendering to Client of an invoice setting forth the charges for additional services rendered to Client during the prior month. Such additional charges may include, but will not be limited to charges for: postage, shipping, delivery, faxing, bank charges, telephone charges (including long distance, toll or local message unit calls and applicable tax), secretarial, administrative, and all other and expenses incurred in Client's behalf by Company.

7. Employeesof Company. Client agrees that it will not, during the term of this Agreement and for a period of one year thereafter, directly or indirectly, employ or offer to employ any person who is or has been an employee of Company or Company's agent without prior consent from Company. If Client hires either an employee of Company or Company's agent or any person who has been an employee of Company or Company's agent within six months prior to the time they are hired by Client. Client will be liable to Company for liquidated damages equal to six months wages of the employee, at the rate last paid that employee by Company. The provisions of this paragraph will survive the expiration of this Agreement

8. Main Lease. This Agreement is subject and subordinate to the main Building lease governing the Facility, under which Company is bound as tenant, ("Main Lease") and the provisions of the Main Lease, other than as to the payment of Monthly Service fee or other monies, are incorporated into this Agreement as if completely herein rewritten. Client will comply with and be bound by all provisions of the Main Lease except that the payment of Monthly Service Fee will be governed by the provisions of this Agreement, and Client will indemnify and hold Company harmless from and against any claim or liability under the main lease of Company arising from Client's breach of the Main Lease or this Agreement.

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9. Client's Waiver.  Client agrees that Company is not liable to Client for: (a)
loss or damage to any document or other article by the U.S. Postal Service, or any other licensed, common or private carrier delivery services: or loss or damage arising out of services provided by any telephone company. (b) any personal or property injury or damage resulting from the acts or omissions of Company employees, persons leasing office space or services from Company, their invitees other persons occupying any part of or employed in the building of which Company premises are a part, or their invitees, or for any injury or damage to persons or property caused by any person, except as any such loss or damage arises from willful or grossly negligent misconduct by Company, its agents, servants, or employees.

10. Default. In the event of a default in the performance of any condition or covenant hereof by Client including, but not limited to, payment of Monthly Service Fees or additional service charges, which default is not cured within five (5) business days of notice of such default, the balance due from the Client for the unexpired term of this Agreement will become immediately due and payable and the Company's obligations to provide services hereunder will immediately cease without further notice.

11. Remedies.Service provided pursuant to this Agreement are without warranty, Client's sole remedy, and Company's sole obligation, for any failure to render any service, any error or omission, or any delay or interruptions with respect thereto, is limited to an adjustment to Client's billing in an amount equal to the charge for such services for the period during which the failure, delay, or interruption continues. With the sole exception of the remedy set forth in this paragraph, Client expressly and specifically agrees to waive, and agrees not to make any claim for damages, including any indirect, incidental, special, consequential or punitive damages, arising out of any failure to furnish any service, any error or omission with respect thereto, or any delay or interruption of the same. Notwithstanding anything in this Agreement to the contrary, there will be no such billing adjustment if Client is in default hereunder.

12. Notices. Any notice under this Agreement will be in writing and will be sent by certified mail, return receipt requested, or by any expedited service that provides proof of delivery, to the last address of the party to whom notice is to be given, as designated by such party in writing.

Company hereby designates its address as:

Street: One Sansome Street, Suite 2000
City/State/Zip: San Francisco, CA 94104
Telephone:(415) 951-4600
Facsimile:(415) 951-4653

Client hereby designates its address as:

Name: Amar Bahadoorsingh                    Street: #1170-666 Borrard St.
City/State/Zip:Vancouver, BC V6C 2X8        Telephone: (604)689-3355
                                            Facsimile: (604)689-5320

Advantis Business Centers

By:
Client:
Signed:
Name (Printed):
Title:

First month fixed charges                   $ 299.00
                                            ----------------------------
Refundable Service Retainer                 $ 598.00
                                            ----------------------------
Setup fee                                   $ 100.00
                                            ---------------------------
TOTAL OPENING CHARGES                       $ 997.00
                                            ----------------------------